Exhibit j

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We hereby consent to the incorporation by reference in this Registration
Statement on Form N-1A of our report dated October 8, 2004, relating to the financial statements and financial highlights which appears in the August 31, 2004 Annual Report to Shareholders of the Phoenix Small Cap Value Fund (formerly Phoenix-Hollister Small Cap Value Fund) and Phoenix-Oakhurst Value Equity Fund (formerly Phoenix-Hollister Value Equity Fund) (constituting Phoenix Investment Trust 97), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights"," Independent Registered Public Accounting Firm" and "Report to Shareholders" in such Registration Statement.

PricewaterhouseCoopers LLP

Boston, Massachusetts
December 29, 2004